                 WARBURG, PINCUS NEW YORK MUNICIPAL BOND FUND
                AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                      (Change of Name to Warburg, Pincus
                     New York Intermediate Municipal Fund)
     The undersigned, Vice President and Secretary of the Warburg, Pincus New York Municipal Bond Fund (the "Fund"), does hereby certify that pursuant to
Article 4, Section 4.2 and Article 9, Section 9.3 of the Agreement and Declaration of Trust of the Fund, dated December 23, 1986, as amended or supplemented, the following proposal was duly adopted by a vote of a majority of the Trustees at a meeting duly called and held on October 27, 1994:

     RESOLVED, that the name of the Warburg, Pincus New York Municipal Bond Fund be changed to Warburg, Pincus New York Intermediate Municipal Fund and that the officers of the Fund, or their designees, be, and hereby are, authorized and directed to do any and all such lawful acts as may be necessary or appropriate to perform and carry out the name change.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 6th day of February, 1995.


                                  /s/ Eugene P. Grace
                                   Eugene P. Grace
                                   Vice President and Secretary


Sworn to before me this
 6th day of   February, 1995


   /s/ Frank J. Anastasi
      Notary Public

                 WARBURG, PINCUS NEW YORK MUNICIPAL BOND FUND
                          (hereafter "Warburg, Pincus
                    New York Intermediate Municipal Fund")

                           Certificate of Amendment

     The undersigned, being the Vice President and Secretary of the Warburg, Pincus New York Municipal Bond Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated December 23, 1986, as amended or supplemented (the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on October 27, 1994, the Declaration of Trust is hereby amended as follows:

     Section 1.1 of the Declaration of Trust is hereby amended to change
     the name of the Trust to be   "Warburg, Pincus New York Intermediate
     Municipal Fund."

     IN WITNESS WHEREOF, the undersigned has set his hand and seal this 6th
day of   February, 1995.


                    /s/ Eugene P. Grace
                      Eugene P. Grace
                    Vice President and Secretary


                                ACKNOWLEDGEMENT

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )                      February 6, 1995

     Then personally appeared the above-named Eugene P. Grace and acknowledged the foregoing instrument to be his free act and deed.

                                   Before me

                                 /s/ Frank J. Anastasi
                                   Notary Public

                                   Commission expires: 1/26/97

           WARBURG, PINCUS COUNSELLORS NEW YORK MUNICIPAL BOND FUND

                AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

                      (Change of Name to Warburg, Pincus
                         New York Municipal Bond Fund)

          The undersigned, Assistant Secretary of Warburg, Pincus Counsellors New York Municipal Bond Fund (the "Fund"), does hereby certify that pursuant to Article I, Section 1 and Article IX, Section 9.3 of the Agreement and Declaration of Trust of the Fund dated December 23, 1986, the following resolutions were duly adopted by a vote of a Majority of the Trustees (as defined in the Agreement and Declaration of Trust) at a meeting of the Board of Trustees of the Fund held on January 29, 1991.

          RESOLVED, that the change of the name of the New York Municipal Bond Fund to the name set forth opposite its current name below commencing on or about February 28, 1992 be, and hereby is, approved, and the Amendment to the Agreement and Declaration of Trust of such Fund substituting the new name set forth below for the current name wherever it appears in the existing Agreement and Declaration of Trust be, and hereby is, approved and the proper officers of such Fund be, and they hereby are, authorized and directed to execute such Amendment with such modifications as the officer executing the same shall deem appropriate or as may be required to conform to the requirements of any applicable statute, regulation or regulatory body.

               Current Name             New Name

          Warburg, Pincus               Waburg, Pincus New York
            Counsellors New               Municipal Bond Fund
            York Municipal
            Bond Fund

          ; and further


          RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file the above-referenced Amendment to the Agreement and Declaration of Trust and to do any and all such lawful acts as may be necessary or appropriate to effectuate the purposes of the foregoing resolutions, including without limitation, the execution and filing of a supplement to the Funds' prospectuses and/or statements of additional information or amendments to the Funds' registration statements on Form N-1A.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 19th day of February 1992.

                                       /s/ Jamie Stockel Paley
                                        Jamie Stockel Paley

Sworn to before me this
19th day of February, 1992

 /s/ Rosemary Boyle
     Notary Public

                   COUNSELLORS NEW YORK MUNICIPAL BOND FUND

                AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

                (Change of Name to Warburg, Pincus Counsellors
                         New York Municipal Bond Fund)

          The undersigned, Assistant Secretary of Counsellors New York Municipal Bond Fund (the "Fund"), does hereby certify that pursuant to Article I, Section 1 and Article IX, Section 9.3 of the Agreement and Declaration of Trust of the Fund dated December 23, 1986, the following resolutions were duly adopted by a vote of a Majority of the Trustees (as defined in the Agreement and Declaration of Trust) at a meeting of the Board of Trustees of the Fund held on January 29, 1991.

          RESOLVED, that the change of the name of the New York Municipal Bond Fund to the name set forth opposite its current name below commencing on or about February 28, 1992 be, and hereby is, approved, and the Amendment to the Agreement and Declaration of Trust of such Fund substituting the new name set forth below for the current name wherever it appears in the existing Agreement and Declaration of Trust be, and hereby is, approved and the proper officers of such Fund be, and they hereby are, authorized and directed to execute such Amendment with such modifications as the officer executing the same shall deem appropriate or as may be required to conform to the requirements of any applicable statute, regulation or regulatory body.

               Current Name        New Name

          Counsellors New York     Warburg, Pincus Counsellors
            Municipal Bond Fund      New York Municipal Bond
                                      Fund

          ; and further

          RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file the above-referenced Amendment to the Agreement and Declaration of Trust and to do any and all such lawful acts as may be necessary or appropriate to effectuate the purposes of the foregoing resolutions, including without limitation, the execution and filing of a supplement to the Funds' prospectuses and/or statements of additional information or amendments to the Funds' registration statements on Form N-1A.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 3 day of February 1992.

                                        /s/ Jamie Stockel Paley
                                        Jamie Stockel Paley

Sworn to before me this
3 day of February, 1992

/s/ Rosemary Boyle
     Notary Public

                          Certificate of Designation

                   COUNSELLORS NEW YORK MUNICIPAL BOND FUND

          The undersigned, being the Secretary of Counsellors New York Municipal Bond Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1 and Section 9.4 of the Agreement and Declaration of Trust, dated December 23, 1986 as amended February 18, 1987 (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on April 19, 1990, the Declaration of Trust is amended as follows:

          1. One billion shares of the Trust's shares of beneficial interest, par value $.001 per share ("Shares"), are hereby divided into and classified as a series of Shares, designated Shares - Series 1 Shares ("Series 1 Shares"), and one billion Shares are hereby divided into and classified as a series of Shares, designated Shares- Series 2 Shares ("Series 2 Shares"; Series 1 Shares and Series 2 Shares are collectively referred to as "Series Shares").

          2. Each Series Share has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other Share, irrespective of series, except that:

              (a) Series Shares will share equally with Shares other than Series Shares ("Existing Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Trust and will be charged equally with Existing Shares with the liabilities belonging to the Trust, except that:
          (1) Series 1 Shares will bear the expense of payments made pursuant to any shareholder services plan adopted by the Trust to institutions under any agreements entered into between the Trust and institutions providing for services to the customers of the institutions who beneficially own Series 1 Shares; (2) Series 2 Shares will bear the expense of payments made pursuant to any distribution plan adopted by the Trust under Rule 12b-1 under the Investment Company Act of 1940, as amended, to institutions under any agreements entered into between the Trust and the institutions providing for services to the customers of the institutions who beneficially own Series 2 Shares; (3) Series 1 Shares will not bear the expense of payments to institutions which hold of record Series 2 Shares; (4) Series 2 Shares will not bear the expense of payments to institutions which hold of record Series 1 shares; and (5) Existing Shares shall not bear the expense of payments to institutions which hold of record Series Shares; and

              (b) On any matter submitted to a vote of shareholders of the Trust that pertains to (i) the agreements or expenses described in clause (a)(1) above (or to any plan adopted by the Trust relating to said agreements or expenses), only Series 1 Shares will be entitled to vote, and (ii) the agreements or expenses described in clause
          (a)(2) above (or to any plan adopted by the Trust relating to said agreements or expenses), only Series 2 Shares will be entitled to vote, except that: (1) if said matter affects Existing Shares, Existing Shares will also be entitled to vote, and in such case Series Shares will be voted in the aggregate together with such Existing Shares and not by series except where otherwise required by law or permitted by the governing Board of the Trust acting in its sole discretion; and (2) if said matter does not affect Series Shares, said Shares will not be entitled to vote (except where otherwise required by law or permitted by the governing Board of the Trust acting in its sole discretion) even though the matter is submitted to a vote of the holders of Existing Shares.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation on behalf of Counsellors New York Municipal Bond Fund this 9th day of May, 1990.
                            /s/ Arnold M. Reichman
                              Secretary

STATE OF NEW YORK        )
                         :  ss.:
COUNTY OF NEW YORK       )

          On the 9th day of May, 1990, before me personally came Arnold M. Reichman, to me known to be the Secretary of Counsellors New York Municipal Bond Fund and the individual described in and who executed the attached Certificate of Designation of Counsellors New York Municipal Bond Fund (the "Certificate") and he duly acknowledged to me that he executed the Certificate.

(Notarial Seal)                             /s/ Rosemary Boyle
                                             Notary Public

                   COUNSELLORS NEW YORK TAX EXEMPT BOND FUND

             AMENDMENT NO. 1 TO AGREEMENT AND DECLARATION OF TRUST (Change of Name to Counsellors New York Municipal Bond Fund)

          The undersigned, Secretary of Counsellors New York Tax Exempt bond Fund (the "Trust"), does hereby certify that pursuant to Article I, Section 1 and Article IX, Section 9.3 of the Agreement and Declaration of Trust of the Trust dated December 23, 1986, the following votes were duly adopted by the unanimous written consent of the Trustees of the Trust executed as of February 12, 1987.

VOTED: That the name of the Trust be changed, effective February 12, 1987, from its current name of "Counsellors New York Tax Exempt bond Fund" to "Counsellors New York Municipal Bond Fund"; and
FURTHER
VOTED: That the Agreement and Declaration of Trust be, and it hereby is, amended, effective February 12, 1986, by substituting the name "Counsellors New York Municipal Bond Fund" for "Counsellors New York Tax Exempt Bond fund" wherever the latter name therein appears; and
FURTHER
VOTED: That the proper officers of the Trust be, and each of them hereby is, authorized and empowered to execute all instruments and documents and to take all actions as they or any one of them in his sole discretion deems necessary and appropriate to carry out the intents and purposes of the foregoing votes.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 18th day of February, 1987.
                                          /s/ Arnold M. Reichman
                                           Arnold M. Reichman

Sworn to before me this
18th day of February, 1987

/s/ Lillian Kirby
__________________________
     Notary Public